Exhibit 4.54

AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1, dated as of July 16, 2010 (the “Amendment”), to the Management Agreement (as defined below), is entered into by TAL Advantage III LLC, a Delaware limited liability company (the “Owner” or the “Issuer”), and TAL International Container Corporation, a Delaware corporation (the “Manager”).

WITNESSETH:

WHEREAS, the Owner and the Manager have previously entered into the Management Agreement, dated as of October 23, 2009 (as amended, supplemented and otherwise modified from time to time, the “Management Agreement”); and

WHEREAS, the parties hereto desire to amend the Management Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.               Defined Terms.  Unless otherwise amended by the terms of this Amendment, capitalized terms used in this Amendment shall have the meanings assigned in the Management Agreement.

SECTION 2.               Amendment to Agreement.  On the Effective Date (as defined in Section 4(b) of this Amendment), Exhibit D to the Management Agreement is hereby amended and restated in its entirety in the form attached as Exhibit D hereto.

SECTION 3.               Representations and Warranties.  The Owner hereby confirms that each of the representations and warranties set forth in Section 8.2 of the Management Agreement is true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relates to earlier dates.

SECTION 4.               Effectiveness.

(a)           Except as expressly amended by the terms of this Amendment, all terms and conditions of the Management Agreement, as amended, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

(b)           This Amendment and the agreements set forth herein shall be effective upon execution and delivery hereof (the “Effective Date”) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns

(c)           After the execution and delivery hereof by the parties hereto, (i) this Amendment shall be a part of the Management Agreement, and (ii) each reference in the Management Agreement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Management Agreement shall mean and be a reference to the Management Agreement as amended or modified hereby.

(d)           Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under the Management Agreement.

SECTION 5.               Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (which may include facsimile or PDF file), each of which shall be executed by the Owner, the Manager and the Control Party, and be deemed an original and all of which shall constitute together but one and the same agreement.

SECTION 6.               Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

SECTION 7.               Consent to Jurisdiction.  The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 8.               Entire Agreement.  This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TAL ADVANTAGE III LLC, as Owner

By:
Name:
Title:

Amendment 1 to Management Agreement

TAL INTERNATIONAL CONTAINER CORPORATION, as Manager

By:
Name:
Title:

Amendment 1 to Management Agreement